SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 22, 2005
                               (December 9, 2004)

                            HOUSTON OPERATING COMPANY
             (Exact name of registrant as specified in its charter)

      Delaware                    000-31553                 76-0307819
(State of Incorporation)   (Commission File Number        (IRS Employer
                                                        Identification No.)

                                 67 Federal Road
                                   Building A
                                    Suite 300
                              Brookfield, CT 06804
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (203) 775-1178

     This Amended Report amends the Form 8-K of the Houston Operating Company (the "Company"), dated December 15, 2004, by providing the financial statements required under Item 9.01 and corrects certain information previously reported under Item 2.01 as noted below.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS
           ---------------------------------

NETFABRIC CORPORATION

(A DEVELOPMENT STAGE COMPANY)

Financial Statements for the years ended December 31, 2003 and 2004 and for the period from January 1, 2003 (Inception Date) to December 31, 2004 and Report of Independent Registered Public Accounting Firm

                              NETFABRIC CORPORATION

                                      INDEX

Report of Independent Registered Public Accounting Firm                  F-2

Financial Statements:

    Balance Sheets, December 31, 2003 and 2004                           F-3

    Statements of Operations, for the years ended
       December 31, 2003 and 2004 and for the period
       from inception (January 1, 2003) to December 31, 2004             F-4

    Statements of Stockholders' Equity (Deficit),
       for the years ended December 31, 2003 and 2004
       and for the period from inception (January 1, 2003)
       to December 31, 2004                                              F-5

    Statements of Cash Flows, for the years ended
       December 31, 2003 and 2004 and for the period from
       inception (January 1, 2003) to December 31, 2004                  F-6

    Notes to Financial Statements                                     F-7 - F-18

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors and Stockholders
NetFabric Corporation


We have audited the accompanying balance sheets of NetFabric Corporation (a development stage company) as of December 31, 2003 and 2004, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years then ended, and for the period from inception (January 1, 2003) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NetFabric Corporation as of December 31, 2003 and 2004, and its results of operations and cash flows for each of the years then ended, and for the period from inception (January 1, 2003) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, has had net losses from inception and has a working capital deficiency. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                             /s/ J. H. Cohn LLP


Great Neck, New York
February 21, 2005

NETFABRIC CORPORATION
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
AS OF DECEMBER 31, 2003 AND 2004
--------------------------------------------------------------------------------

                                           DECEMBER 31, 2003   DECEMBER 31, 2004
                                           -----------------   -----------------
ASSETS

CURRENT ASSETS:

    Cash                                            $ 18,053          $   67,719
    Trade accounts receivable                              -              18,284
    Inventory                                              -              72,025
    Due from stockholders                                 90                   -
    Prepaid expenses                                   2,354              50,000
                                                    --------            --------

    Total current assets                              20,497             208,028

Property and equipment, net                                -             171,931

Other assets                                           5,665                   -

Deferred offering costs                                    -             368,683
                                                    --------            --------

    TOTAL                                           $ 26,162             748,642
                                                    ========            ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:

    Bridge loans, net of unamortized discount       $      -          $  749,659
    Loans payable to stockholder                      10,000                   -
    Accounts payable and accrued liabilities             248             256,389
    Deferred revenue                                       -              18,284
                                                    --------          ----------

    Total current liabilities                         10,248           1,024,332
                                                    --------          ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT):
    Common Stock, $.001 par value,
    12,500,000 shares authorized, 9,050,000
    and 9,750,000 shares issued and outstanding        9,050              9,750
    Additional paid-in capital                        25,429          1,270,534
    Deficit accumulated during the
    development stage                                (18,565)        (1,492,295)
    Deferred Stock Option Cost                             -             63,679
                                                    --------         ----------

    Total stockholders' equity (deficit)              15,914           (275,690)
                                                    --------         ----------

    TOTAL                                           $ 26,162         $  748,642
                                                    ========         ==========


                        See Notes to Financial Statements

NETFABRIC CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004 AND FOR THE PERIOD FROM INCEPTION (JANUARY 1, 2003) TO DECEMBER 31, 2004
--------------------------------------------------------------------------------

                                                2003           2004       FOR THE PERIOD FROM
                                                                          INCEPTION (JANUARY 1,
                                                                          2003) TO DECEMBER 31,
                                                                                 2004
                                              ---------     -----------   ---------------------
REVENUES                                      $       -     $       612     $       612

COST OF GOODS SOLD                                    -           3,126           3,126
                                              ---------     -----------     -----------

GROSS LOSS                                            -         (2,514)          (2,514)
                                              ---------     -----------     -----------

EXPENSES:

    Research and development                          -         395,452         395,452
    Selling expenses                              3,500         189,150         192,650
    General and administrative expenses           8,720         614,800         623,520
    Legal and professional expenses               6,097          88,238          94,335
    Interest and bank charges                       248         175,365         175,613

    Depreciation and amortization                     -           8,211           8,211
                                              ---------     -----------     -----------

Net loss before provision for income taxes      (18,565)     (1,473,730)     (1,492,295)

Provision for income taxes                            -               -               -
                                              ---------     -----------     -----------

NET LOSS                                      $ (18,565)    $(1,473,730)    $(1,492,295)
                                              =========     ===========     ===========


                        See Notes to Financial Statements

NETFABRIC CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004 AND FOR THE PERIOD FROM INCEPTION (JANUARY 1, 2003) TO DECEMBER 31, 2004
--------------------------------------------------------------------------------

                                                                                               FOR THE PERIOD FROM
                                                                                               INCEPTION (JANUARY 1,
                                                               2003             2004           TO DECEMBER 31, 2004
                                                            ----------      ------------       ---------------------
OPERATING ACTIVITIES

   Net loss                                                 $  (18,565)     $ (1,473,730)      $ (1,492,295)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
   Issuance of common stock for services                             -           100,000            100,000
   Amortization of non-cash charges for options
     issued to non-employees                                     1,370            60,059             61,429
   Amortization of debt discount                                     -           161,062            161,062
   Depreciation and amortization                                     -             8,211              8,211
   Changes in operating assets and liabilities:
     Inventory                                                       -           (72,025)           (72,025)
     Trade accounts receivable                                       -           (18,284)           (18,284)
     Prepaid expenses                                                -           (50,000)           (50,000)
     Accounts payable and accrued liabilities                      248           256,141            256,389
     Deferred revenue                                                -            18,284             18,284
                                                            ----------      --- --------       ------------
   Net cash used in operating activities                       (16,947)       (1,010,282)        (1,027,229)
                                                            ----------      ------------       ------------

INVESTING ACTIVITIES

   Purchases of  property and equipment                              -          (180,142)          (180,142)
                                                            ----------      ------------       -------------
   Net cash used in investing activities                             -          (180,142)          (180,142)
                                                            ----------      ------------       -------------

FINANCING ACTIVITIES
     Proceeds from issuance of common stock                     25,090           250,000            275,090
     Proceeds from (repayment of) note payable
       to stockholder                                           10,000           (10,000)                 -
     Proceeds from bridge loans                                      -         1,000,000          1,000,000
     Due from stockholders                                         (90)               90                  -
                                                            ----------      ------------       ------------
     Net cash provided by financing activities                  35,000         1,240,090          1,275,090
                                                            ----------      ------------       ------------

NET INCREASE IN CASH                                            18,053            49,666             67,719

CASH AT BEGINNING OF PERIOD                                          -            18,053                  -
                                                            ----------      ------------       ------------

CASH AT END OF PERIOD                                       $   18,053            67,719             67,719
                                                            ==========      ============       ============

SUPPLEMENTAL CASH FLOW INFORMATION:

     Cash paid for interest expense                         $        -                 -                  -
                                                            ==========      ============       ============

     Cash paid for income taxes                             $        -                 -                  -
                                                            ==========      ============       ============
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

     Fair value of options issued to non-employees
       for services initially deferred                      $    9,389           115,719            125,108
                                                            ==========      ============       ============
     Imputed discount on bridge loans relating to
       warrants issued and beneficial conversion feature    $        -           411,403            411,403
                                                            ==========      ============       ============

     Value of shares and warrants issued in
       connection with financing commitment                 $        -           368,683            368,683
                                                            ==========      ============       ============


                       See Notes to Financial Statements

NETFABRIC CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004 AND FOR THE PERIOD FROM INCEPTION (JANUARY 1, 2003) TO DECEMBER 31, 2004
--------------------------------------------------------------------------------

                                                               COMMON STOCK                         DEFICIT
                                                          ----------------------                  ACCUMULATED       TOTAL
                                                                                   ADDITIONAL     DURING THE     STOCKHOLDERS'
                                                                                    PAID-IN       DEVELOPMENT       EQUITY
                                                           SHARES      PAR VALUE    CAPITAL          STAGE         (DEFICIT)
                                                          ---------    ---------   -----------    ------------   -------------
BALANCES AT JANUARY 1, 2003 (INCEPTION)                           -    $       -   $         -    $          -             -

   Sale of common stock to founders                       9,000,000        9,000        (8,910)              -            90
   Sale of common stock to investor                          50,000           50        24,950               -        25,000
   Issuance of options to purchase common stock
      to non-employees for services                               -            -         9,389               -         9,389
   Net loss                                                       -            -             -         (18,565)      (18,565)
                                                          ---------    ---------   -----------    ------------    ----------

BALANCES AT DECEMBER 31, 2003                             9,050,000        9,050        25,429         (18,565)       15,914

   Sale of common stock to investors                        500,000          500       249,500               -       250,000
   Issuance of common stock to landlord in lieu of rent     200,000          200        99,800               -       100,000
   Issuance of options to purchase common stock
      to non-employees for services                               -            -       115,719               -       115,719
   Allocation of proceeds from bridge loans to equity
   instruments                                                    -            -       411,403               -       411,403
   Value of shares and warrants issued in
      connection with financing commitment                        -            -       368,683               -       368,683
   Net loss                                                       -            -             -      (1,473,730)   (1,473,730)
   Deferred Stock Option Cost                                                                                         63,679
                                                          ---------    ---------   -----------    ------------    ----------

BALANCES AT DECEMBER 31, 2004                             9,750,000    $   9,750   $ 1,270,534    $ (1,492,295)     (275,690)
                                                          =========    =========   ===========    ============    ==========


                       See Notes to Financial Statements

NETFABRIC CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   NATURE OF BUSINESS AND BASIS OF PRESENTATION

     NetFabric Corporation ("NetFabric" or the "Company"), a Delaware corporation incorporated on December 17, 2002, began operations in July 2003. As no activities occurred for the period from December 17, 2002 through December 31, 2002, the presentation of the accompanying financials statements commences on January 1, 2003. The Company develops and markets a family of Internet Protocol ("IP") appliances that simplifies the integration of standard telephone systems with an IP infrastructure. The Company's products deliver productivity gains and significant cost reductions, while maintaining Public Switched Telephone Network ("PSTN") class reliability and ease of use. The Company is in the process of obtaining patents for the underlying technology. NetFabric provides progressive upgrades in both the PSTN and Voice Over Internet Protocol ("VoIP")" solutions principally used in the large residential marketplace and small and medium sized businesses. The Company develops and sells IP Telephony Service Adaptors ("IP TSA"), products that connect to the trunk side of existing standard phone systems and provide the functionality of an IP phone system, at a fraction of the cost with virtually no risk of system failure. FUSION, the Company's principal product line, uses an external VoIP gateway to facilitate its use with any service provider utilizing any protocol.

     The Company has not generated significant revenue and is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7.

     On December 9, 2004, (the "Closing Date") Houston Operating Company ("HOOC") entered into an Exchange Agreement with all of the stockholders of NetFabric (see Note 7) and NetFabric became a wholly-owned subsidiary of HOOC. This acquisition shall be accounted as a reverse merger acquisition with NetFabric as the accounting acquirer and HOOC as the accounting acquiree effective as of December 31, 2004. The financial statements and notes of NetFabric presented herein represent, without material difference, its financial position and results of operations immediately prior to giving effect to the merger with HOOC as of December 31, 2004.

     The accompanying financial statements have been prepared on a going concern basis. As shown in the accompanying financial statements, the Company has incurred losses in the development stage totaling $1,492,295 and has a working capital deficit of $795,678 at December 31, 2004. These factors, among others, indicate that the Company may be unable to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     Management recognizes that the Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to allow the Company to continue the development of its business plan and satisfy its obligations on a timely basis. Management believes that such cash flows will be funded by additional equity and/or debt financings through the time in which the Company evolves from the development stage and generates sufficient positive cash flows from its operations. However there can be no assurance that management's plans will be able to be achieved.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES USE OF ESTIMATES

     The financial statements are prepared in conformity with accounting principles generally accepted in the United States ("GAAP") and, accordingly, include amounts that are based on management's best estimates and judgments. Estimates are used in determining such items as provisions for bad debts, depreciable/amortizable lives, impairment of long-lived assets, the fair value of common stock and options issued for services as well as the allocation of proceeds from the bridge loan to equity instruments and other reserves. Because of the uncertainty inherent in such estimates, actual results may differ from these estimates.

     REVENUE RECOGNITION

     The Company mainly sells its products through distributors and recognizes revenue when there is an executed agreement between the parties, no further obligations are required after delivery, the price is defined and the realization of the receivable is reasonably assured. Through December 31, 2004, revenues and associated gross profit from shipments to the Company's distributors are deferred until the distributors resell the products to end consumers. Shipments to distributors are made under agreements allowing price protection and limited rights to return unsold merchandise. This policy is a common practice within the industry. Accordingly, NetFabric receives distribution sales and inventory information regarding its products from its distributors for the purpose of determining the appropriate timing of revenue recognition.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company will maintain allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. These estimated losses will be based upon historical bad debts, specific customer creditworthiness and current economic trends. If the financial condition of a customer deteriorates, resulting in the customer's inability to make payments within approved credit terms, additional allowances may be required. The Company performs credit evaluations of its customers' financial condition on a regular basis, and has not experienced any material bad debt losses to date.

     INVENTORY

     Inventory consist primarily of finished goods and purchased electronic components, and are stated at the lower of cost or market. Cost is determined by using the first-in, first-out method.

     CASH AND CASH EQUIVALENTS

     The Company considers all investments purchased with an original maturity of three months or less to be cash equivalents.

     PROPERTY AND EQUIPMENT

     Property and equipment, consisting principally of computer equipment and capitalized purchased software programs, are recorded at cost. Depreciation and amortization are provided for, using straight-line methods, in amounts sufficient to relate the cost of depreciable and amortizable assets to operations over their estimated useful lives. Repairs and maintenance are charged to operations as incurred.

     The Company has adopted statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". This statement requires that certain costs incurred or purchasing or developing software for internal use be capitalized as internal use software development costs and are included in fixed assets. Amortization begins when the software is ready for its intended use.

     LONG-LIVED ASSETS

     Long-lived assets, including property and equipment and intangible assets, are monitored and reviewed for impairment in value whenever events or changes in circumstances indicate that the carrying amount of any such asset may not be recoverable. The determination of recoverability is based on an estimate of undiscounted cash flows expected to result from the use of an asset and its eventual disposition. The estimated cash flows are based upon, among other things, certain assumptions about expected future operating performance, growth rates and other factors. Estimates of undiscounted cash flows may differ from actual cash flows due to factors such as technological changes, economic conditions, and changes in the Company's business model or operating performance. If the sum of the undiscounted cash flows (excluding interest) is below the carrying value, an impairment loss is recognized, measured as the amount by which the carrying value exceeds the fair value of the asset. Through December 31, 2004, no write-downs of long-lived assets have been recognized.

     CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company reduces credit risk by placing its temporary cash and investments with major financial institutions with high credit ratings. At times, such amounts may exceed federally insured limits. The Company reduces credit risk related to accounts receivable by routinely assessing the financial strength of its customers and maintaining an appropriate allowance for doubtful accounts.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair values of the Company's assets and liabilities that qualify as financial instruments under Statement of Financial Accounting Standards ("SFAS") No. 107 approximate their carrying amounts presented in the balance sheets at December 31, 2003 and 2004.

     RESEARCH AND DEVELOPMENT

     Research and development ("R&D") costs are expensed as incurred. These expenses include the cost of the Company's proprietary R&D efforts as well as costs incurred in connection with the Company's third-party collaboration efforts. The amounts charged to R&D in 2003 and 2004 were $0 and $395,452, respectively.

     WARRANTIES

     The Company provides a basic limited warranty for its products for one year. The Company will estimate the costs that may be incurred under its basic limited warranty and record a liability in the amount of such costs at the time product revenue is recognized. Factors that affect the Company's warranty liability include the number of installed units, historical and anticipated rates of warranty claims and cost per claim. The Company will periodically assess the adequacy of its recorded warranty liabilities and adjust the amounts as necessary.

     STOCK-BASED COMPENSATION

     The Company accounts for stock options granted to employees using the intrinsic value method in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB Opinion No. 25"), and related interpretations. As such, compensation expense to be recognized over the related vesting period is generally determined on the date of grant only if the current market price of the underlying stock exceeds the exercise price. SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income (loss) disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied.

     The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosures required by SFAS No. 123. If compensation expense for stock options awarded to employees had been determined in accordance with SFAS No. 123, the Company's pro forma net loss would have been as follows:

                                                      Year ended, December 31,
                                                       2003             2004
                                                    --------        -----------
        Pro forma net loss, as reported             $(18,565)       $(1,473,730)
        Stock-based employee compensation expense
        determined under fair value method                 -            128,486
                                                    --------        -----------
        Pro forma net loss, as adjusted             $(18,565)       $(1,602,216)
                                                    --------        -----------

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants: For the year ended December 31, 2003, dividend yield of 0%, risk-free interest rate of 2.27%, volatility of 100% and expected life of approximately five years. For the year ended December 31, 2004, dividend yield of 0%, risk-free interest rate of 3.50%, volatility of 100% and expected life of approximately five years. The estimated value of the options is amortized over their vesting periods of one to four years for pro forma disclosure only.

     In accordance with SFAS No. 123, the Company will also recognize the cost of shares, options, warrants and other equity instruments issued to nonemployees as consideration for services as expense over the periods in which the related services are rendered by a charge to compensation cost and a corresponding credit to additional paid-in capital. Generally, cost will be determined based on the fair value of the equity instruments at the date of issuance, estimated based on the Black-Scholes option-pricing model, which meets the criteria set forth in SFAS No. 123, and the assumption that all of the options or other equity instruments will ultimately vest. The effect of actual forfeitures will be recognized as they occur.

     INCOME TAXES

     Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized. The ultimate realization of deferred tax assets depends upon the generation of future taxable income during the periods in which those temporary differences become deductible.

     COMPREHENSIVE INCOME (LOSS)

     SFAS No. 130, "Reporting Comprehensive Income," establishes standards for reporting and presentation of comprehensive income (loss) and its components in a full set of financial statements. The statement requires additional disclosures in the financial statements for certain items; it does not affect the Company's financial position or results of operations. The Company had no items for Comprehensive Income during 2003 and 2004.

     RECENT ACCOUNTING PRONOUNCEMENTS ISSUED, NOT ADOPTED

     In February 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS No. 150"). The provisions of SFAS No. 150 are effective for financial instruments entered into or modified after May 31, 2003, and otherwise are effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. The Company has not issued any financial instruments with such characteristics.

     In December 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities" ("FIN No. 46R"), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN No. 46R replaces FASB Interpretation No. 46, "Consolidation of Variable Interest Entities", which was issued in January 2003. Companies are required to apply FIN No. 46R to variable interests in variable interest entities ("VIEs") created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, the Interpretation is applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN No. 46R that were created before January 1, 2004, the assets, liabilities and noncontrolling interests of the VIE initially are measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN No. 46R first applies may be used to measure the assets, liabilities and noncontrolling interest of the VIE. The Company does not have any interest in any VIE.

     In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), "Share-Based Payment", which amends FASB Statement No. 123 and will be effective for public companies for interim or annual periods beginning after June 15, 2005. The new standard will require entities to expense employee stock options and other share-based payments. The new standard may be adopted in one of three ways - the modified prospective transition method, a variation of the modified prospective transition method or the modified retrospective transition method. The Company is evaluating how it will adopt the standard and evaluating the effect that the adoption of SFAS 123(R) will have on our financial position and results of operations.

     In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges..." SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. The adoption of SFAS No. 151 is not expected to have a material impact on the Company's financial position and results of operations.

     In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on the Company's financial position and results of operations.

3.   PROPERTY AND EQUIPMENT, NET

     Property and equipment, net, consists of the following at December 31, 2004:

                                                       2004
                                                    ---------
Equipment                                             $14,452
Purchased software                                     75,440
Software development                                   90,250
                                                    ---------
                                                      180,142
Less:  Accumulated depreciation
  and amortization                                      8,211
                                                    ---------

                                                     $171,931
                                                    =========

4.   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

         Accounts payable and accrued liabilities consist of the following at December 31, 2003 and 2004:

                                        2003                    2004
                                 ------------------    -------------------
Trade accounts payable                    $248                $185,638
Accrued professional fees                    -                  49,273
Accrued interest payable                     -                  13,796
Advances from customers                      -                   7,682
                                 ------------------    -------------------

                                          $248                $256,389
                                 ==================    ===================

5.   BRIDGE LOANS

     On July 22, 2004, NetFabric entered into a Financing Agreement which was amended on December 2, 2004 (the "Financing Agreement") with Macrocom Investors, LLC, ("Macrocom") whereby Macrocom provided a loan to NetFabric in the amount of $500,000 ("Loan") for a period of 180 days from the original date of the Financing Agreement ("Due Date") at an annual simple interest rate of 5%. On the Due Date, the Company has the option to repay the principal in cash or in kind by issuing 1,000,000 shares of Post Closing Stock, as defined (effectively, shares of HOOC after giving effect to the reverse acquisition - see Note 7). In either event, the interest on the Loan is payable in cash on the Due Date. The Company must issue to Macrocom 250,000 shares of Post Closing Stock as additional consideration for the Loan. In January 2005, in accordance with the terms of the Financing Agreement, the Company elected to repay the principal by issuing 1,000,000 shares of Post Closing Stock.

     On October 14, 2004, NetFabric and Macrocom entered into a loan agreement which was amended on December 2, 2004 (the "Loan Agreement"), whereby Macrocom agreed to loan an additional $500,000 to NetFabric ("Second Loan"), due 180 days from the original date of the Loan Agreement ("Second Due Date") at an annual simple interest rate of 5%. On the Second Due Date, at the option of Macrocom, Macrocom can convert the principal of the Second Loan into 1,000,000 shares of Post Closing Stock or demand repayment of the principal in cash. In either event, the interest on the Second Loan is payable in cash on the Second Due Date. In addition, NetFabric agreed to issue to Macrocom 250,000 shares of Post Closing Stock as additional consideration for the Second Loan.

     Since the actual issuance and availability of Post Closing Stock at the time of the Financing and Loan Agreements was contingent upon the consummation of a specified type of merger with a then unidentified entity, the Post Closing Stock issued as additional consideration was initially valued based on the estimate of the value of the entity that would result after such a merger. The Company allocated the proceeds of each loan to the computed relative value of the debt and equity components of each bridge loan. The initial amount allocated to the equity component was recorded as a debt discount at the date of issuance of the respective notes and will be amortized to interest expense using the effective interest method over the stated terms of the respective notes. At the time of the resolution of the contingency regarding the issuance of the Post Closing Stock relating to the Financing Agreement and Loan Agreement, a final value was computed for the additional consideration, and the debt discount recorded was revised and is being amortized over the remaining terms of the respective notes. In addition, the Loan Agreement, as a result of the debt discount and the conversion feature had a beneficial conversion feature embedded in the security, which beneficial conversion feature had a value that was also contingent upon the consummation of a specified type of merger. A further discount to the debt was recorded for the value of the beneficial conversion feature upon the resolution of the contingency when the Post Closing Stock became available for possible conversion. As a result of these transactions, total debt discounts for the bridge loans, including the value of the beneficial conversion feature, of $411,403 were recorded, of which $161,062 was amortized into interest expense during the year ended December 31, 2004 and $250,341 is recorded as a discount on the debt and offset against the carrying value as of December 31, 2004, which remaining discount will be amortized into interest expense over the remaining terms of the respective notes.

     In addition to the bridge loan transactions described above, Macrocom has also entered into a commitment to purchase common stock of HOOC subsequent to the Closing Date, under certain terms. Under this arrangement, Macrocom received 250,000 shares of Post Closing Stock and a six-month warrant to purchase 2,000,000 shares of Post Closing Stock at a purchase price of $1,500,000, provided that the closing price of the merged entity's common stock on the day immediately preceding the exercise of the warrant is less than $2.00 per share. The value of the additional consideration paid to Macrocom as part of this financing commitment, totaling $368,683, has been recorded as deferred offering costs as of December 31, 2004 on the accompanying balance sheet, and will be offset against the proceeds of the additional purchases of common stock as they occur in 2005.

     Under the terms of the Financing Agreement, NetFabric also agreed, at its cost, to file a registration statement for the registration of the Macrocom stock with the Securities and Exchange Commission as soon as practicable but no later than 90 days following the Closing Date. If the registration statement relating to the Macrocom stock is not effective within 180 days of the Closing Date for reasons not beyond NetFabric's control, NetFabric will pay Macrocom liquidated damages of 45,000 shares of the common stock of the Company for each month or any portion thereof, until such registration statement is effective.

6.   INCOME TAXES

     A reconciliation of the statutory U.S. federal income tax rate to the Company's effective tax was as follows:

                                                                                   For the year ended
                                                                        December 31, 2003      December 31, 2004
                                                                      ---------------------- ----------------------
     Statutory U.S. rate                                                             34.0%                  34.0%
     State income taxes, net of federal benefit                                       4.0%                   4.0%
     Effect of valuation allowance                                                  (38.0%)                (38.0%)
                                                                      ---------------------- ----------------------

     Total income tax expense (benefit)                                               0.0%                   0.0%
                                                                      ---------------------- ----------------------

     Significant components of the Company's deferred tax assets at December 31, 2003 and 2004 are as follows:

                                                                        December 31, 2003      December 31, 2004
                                                                      ---------------------- ----------------------

     Tax effect of operating loss carryforwards                                  $8,400               $672,000
     Effect of valuation allowance                                               (8,400)              (672,000)
                                                                      ---------------------- ----------------------

     Net deferred tax assets                                                         $0                     $0
                                                                      ---------------------- ----------------------

     At December 31, 2004, the Company had net operating loss ("NOL") carry-forwards of approximately $1.5 million which expire through 2024, subject to certain limitations. A full valuation allowance has been established because of the uncertainty regarding the Company's ability to generate income sufficient to utilize the tax losses during the carry-forward period.

7.   STOCKHOLDERS' EQUITY

     In May 2004, the Company effected a 3.3 for 1 stock split of its common shares. All per share information in the accompanying financial statements and notes has been retroactively adjusted to reflect this event.

     In December 2003, the Company sold 50,000 shares of the Company's common stock along with a warrant to purchase 50,000 shares of common stock, at an exercise purchase price of $0.50 per share, resulting in aggregate proceeds of $25,000. The warrants are immediately exercisable and terminate on the earlier of (i) the fifth anniversary of the issue date or (ii) the consummation of a Qualified Public Offering, as defined.

     The Company sold an additional 500,000 shares of common stock at various dates through April 20, 2004. In connection with the sale of certain of these shares to other investors the Company issued 300,000 warrants on the same terms and conditions as described in the preceding paragraph. In 2004, the Company also issued 200,000 shares of common stock (valued at $100,000) as payment for certain expenses.

     On December 9, 2004, (the "Closing Date") HOOC entered into an Exchange Agreement (the "Acquisition Agreement") with all of the stockholders (the "Stockholders") of NetFabric. At the Closing, which occurred at the same time as the execution of the Acquisition Agreement, HOOC acquired all of the issued and outstanding capital stock of NetFabric from the Stockholders in exchange for an aggregate of 32,137,032 newly-issued shares of the HOOC's common stock. After the Closing and certain related transactions, the merged entity had approximately 33,902,204 shares of common stock outstanding. Since the Stockholders of NetFabrics received the majority of the shares of the merged entity and HOOC had no significant assets and liabilities or operations prior to the merger, the merger will be accounted for as a reverse acquisition in which NetFabrics will be the acquirer for accounting purposes. Since NetFabrics will be the accounting acquirer, the merger, which will be accounted for, effectively, as of the close of business on December 31, 2004, will not have any effect on the recorded assets and liabilities of NetFabrics or its revenues and expenses.

8.   STOCK-BASED COMPENSATION

     From time to time, the Company issues stock-based compensation to its officers, directors, employees and consultants. The maximum term of options granted is generally 10 years and generally options vest over a period of one to four years. However, the Board of Directors of the Company may and has approved other vesting schedules. The Company has issued options to employees and non-employees under stock option agreements. Options may be exercised in whole or in part.

     The exercise price of the stock options granted is the fair market value of the Company's common stock as determined by the Board of Directors on the date of grant, considering factors such as the sale of stock, results of operations, and consideration of the fair value of comparable private companies in the industry. Accordingly, no charges were recognized.

     During the years ended December 31, 2003 and 2004 the Company recognized nonemployee compensation expense of $1,370 and $60,059 as a result of issuing options, respectively, which is included in general and administrative expenses on the accompanying statements of operations. The unamortized value of such stock issuances totaling $8,019 and $63,679 at December 31, 2003 and 2004, respectively, are included in prepaid expenses (for the current portion) and other assets (for the noncurrent portion) on the accompanying balance sheets. Such amounts will be amortized into expense over the respective vesting periods of the options.

     The following is a summary of the Company's stock option activity for the years ended December 31, 2003 and 2004:

                                                    Options        Weighted Average   Weighted Average
                                                                    Exercise Price       Fair Value
                                               ------------------- ------------------ ------------------
Options outstanding January 1, 2003                             -          $ -                $ -

Options granted                                            25,000         0.50               0.50
Options exercised                                          -                 -                  -
Options cancelled                                          -                 -                  -
                                               ------------------- ------------------ ------------------

Outstanding, December 31, 2003                             25,000        $0.50              $0.50

Options granted                                         1,191,250         0.50               0.50
Options exercised                                          -                 -                  -
Options cancelled                                          -                 -                  -
                                               ------------------- ------------------ ------------------

Outstanding, December 31, 2004                          1,216,250        $0.50              $0.50
                                               =================== ================== ==================

Exercisable, December 31, 2004                            343,750        $0.50              $0.50
                                               =================== ================== ==================
Exercisable, December 31, 2003                                  -        $0.50              $0.50
                                               =================== ================== ==================

     The options outstanding at December 31, 2004 have an exercise price of $0.50 per share and have a weighted average remaining contractual life of approximately 9.25 years. No options have been exercised to date.

     On the Closing Date all NetFabric outstanding stock options were exchanged for options in HOOC at an exchange ratio consistent with the ratio in the exchange of common stock.

9.   COMMITMENTS AND CONTINGENCIES

     Leases

     The Company leases office space under an operating lease, which covers a period from January 1, 2004 through December 31, 2005, subject to certain renewal options. In accordance with the terms of the lease agreement, the Company issued 100,000 shares of common stock to the landlord in lieu of rent payments for the entire lease period. The value of one half of such shares of $50,000, representing one half of the lease period, was recorded as rent expense for the year ended December 31, 2004. The remaining value of $50,000 was recorded as prepaid rent expense and will be charged to the statement of operations in 2005.

     Litigation

     From time to time, in the normal course of business, the Company may be involved in certain litigation and/or proceedings. The Company is not aware of any matters pending that could have a material adverse effect on the Company's financial condition or results of operations.

     The July 22, 2004 Agreement

     The July 22, 2004 Agreement required the Company to provide Macrocom with 1,000,000 shares of post-closing stock in HOOC in connection with Macrocom providing a public shell company. The parties to this contract orally agreed to waive such requirement, however a final agreement has not been executed. Accordingly, the merged entity could be required to issue additional shares.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2005


                                         HOUSTON OPERATING COMPANY


                                         By:   /s/ Jeff Robinson
                                            ------------------------------
                                            Name:  Jeff Robinson
                                            Title: Chief Executive Officer


                                       3